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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to incorporation by reference in the Registration Statement (Form S-8, No. 33-48833) pertaining to the 1995 Stock Option Plan, 1996 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan, of our report dated January 12, 1997, with respect to the financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

    Our audits also included the financial statement schedule of FemRx, Inc. listed in item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 21, 1997

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